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                                    EXHIBIT 5

              SERIES B-2 PREFERRED STOCK CERTIFICATE OF DESIGNATION

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                               ITC/\DELTACOM, INC.

      CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF SERIES B-2 CUMULATIVE
         CONVERTIBLE PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

          ITC/\DeltaCom, Inc. (the "Corporation"), a corporation organized and
                                   -----------
existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by the Corporation's Restated Certificate
                  ------------------
of Incorporation, as amended (the "Certificate of Incorporation"), and pursuant
                                   ----------------------------
to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors is authorized to issue preferred stock of the Corporation in one or more series, and the Board of Directors has duly approved and adopted the following resolution on July 24, 2001 (the "Resolution"), as
                                                            ----------
supplemented by a resolution adopted by the Transaction Committee of the Board of Directors:

               RESOLVED that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors hereby creates, authorizes and provides for the issuance of a series of the preferred stock of the Corporation, par value $.01 per share (such preferred stock designated as the "Series B-2 Cumulative Convertible
                                        ---------------------------------
     Preferred Stock"), consisting of 90,000 shares and having the powers,
     ---------------
     preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

     1.   Number and Designation. 90,000 shares of the preferred stock of the
          ----------------------
Corporation shall constitute a series designated as "Series B-2 Cumulative Convertible Preferred Stock" (the "Series B-2 Preferred Stock").
                                   --------------------------

     2.   Definitions. Unless the context otherwise requires, when used herein
          -----------
the following terms shall have the meaning indicated.

          "Affiliate" with respect to a Person shall have the meaning set forth
           ---------
in Rule 12b-2 under the Exchange Act, and shall include an officer or director of such Person.

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          "Applicable Conversion Price" means $2.56, subject to adjustment from
           ---------------------------
time to time pursuant to Section 8(g).

          "beneficial ownership" of securities of any Person shall have the
           --------------------
meaning set forth in Rule 13d-3 under the Exchange Act.

          "Benefit Plans" means the ITC/\DeltaCom, Inc. 1997 Stock Option Plan,
           -------------
the ITC/\DeltaCom, Inc. Director Stock Option Plan, the ITC Holding Company, Inc. Amended and Restated Stock Option Plan, the ITC Holding Company, Inc. NonEmployee Director Stock Option Plan and the ITC/\DeltaCom, Inc. Employee Profit Sharing & 401(k) Plan.

          "Board of Directors" means the board of directors of the Corporation.
           ------------------

          "Business Day" means any day except Saturday, Sunday and any legal
           ------------
holiday or a day on which banking institutions in New York City, New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

          "Capital Stock" means, with respect to any Person, any and all shares,
           -------------
interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

          "Change of Control Event" means any of the following events: (i) the
           -----------------------
event specified in clause (i)(b) of the definition of "Change of Control" contained in the Indenture, dated as of June 3, 1997, as amended from time to time, between the Corporation and United States Trust Company of New York, as Trustee; (ii) the event specified in clause (i) of the definition of "Change of Control" contained in the Indenture, dated as of March 3, 1998, as amended from time to time, between the Corporation and United States Trust Company of New York, as Trustee; (iii) the event specified in clause (i) of the definition of "Change of Control" contained in the Indenture, dated as of November 5, 1998, as amended from time to time, between the Corporation and United States Trust Company of New York, as Trustee; and (iv) the event specified in clause (a) of the definition of "Change of Control" contained in the Senior Credit Agreement.

          "Common Stock" means any shares of the common stock, par value $.01
           ------------
per share, of the Corporation now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Corporation which may be exchanged for or reclassified or converted into Common Stock, any and all securities of any kind whatsoever of the Corporation which may be issued on or after the date hereof in respect of, in exchange for, or upon

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reclassification or conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, reclassification, stock dividend, recapitalization of the Corporation or otherwise.

          "Common Stock Deemed Outstanding" means the number of shares of Common
           -------------------------------
Stock actually outstanding, plus the maximum total number of shares of Common Stock issuable upon the exercise of any then outstanding Warrants or issuable upon conversion of any then outstanding Series A Preferred Stock or Series B Preferred Stock, whether or not such Warrants, Series A Preferred Stock or Series B Preferred Stock are actually exercisable, convertible or exchangeable at such time, without duplication.

          "Convertible Notes" means the 4 1/2% Convertible Subordinated Notes
           -----------------
due 2006 of the Corporation.

          "Corporation" means ITC/\DeltaCom, Inc., a corporation organized and
           -----------
existing under the General Corporation Law of the State of Delaware.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute, and the rules and regulations promulgated thereunder.

          "Initial Holder" means ITC Holding Company, Inc.
           --------------

          "Initial Issue Date" means June 20, 2001, which is the first date on
           ------------------
which Series B-1 Cumulative Convertible Preferred Stock of the Corporation was issued and sold pursuant to the Investment Agreement.

          "Investment Agreement" means the Investment Agreement, dated as of
           --------------------
February 27, 2001, between the Corporation and the Initial Holder, as amended as of May 29, 2001, as amended from time to time.

          "Issue Date" means the first date on which the Series B-2 Preferred
           ----------
Stock is issued and sold pursuant to the Investment Agreement.

          "Liquidation Preference" with respect to a share of Series B-2
           ----------------------
Preferred Stock means, as at any date, the sum of (x) $1,000.00 plus (y) any Special Amount with respect to such share plus (z) an amount equal to any accrued and unpaid Preferred Dividends with respect to such share from the last Dividend Payment Date through such date.

          "Market Price" means, with respect to the Common Stock, on any given
           ------------
day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq

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National Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time in good faith by the Board of Directors for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

          "Nasdaq Marketplace Rules" means the rules, regulations and
           ------------------------
interpretations of the National Association of Securities Dealers, Inc. and The Nasdaq Stock Market, Inc. in effect from time to time and applicable to the Corporation.

          "Original Purchase Price" means, with respect to a share of Series B-2
           -----------------------
Preferred Stock, $1,000.00.

          "outstanding," when used with reference to shares of Common Stock,
           -----------
means issued shares, excluding shares held by a subsidiary of the Corporation.

          "Person" means any corporation, limited liability company,
           ------
partnership, trust, organization, association, other entity or individual.

          "Senior Credit Agreement" means the Credit Agreement, dated as of
           -----------------------
April 5, 2000, among the Corporation, as Parent, Interstate FiberNet, Inc., as Borrower, the Subsidiary Guarantors named therein, the Initial Lenders named therein, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, Bank of America, N.A., as Syndication Agent, and Goldman Sachs Credit Partners L.P., as Documentation Agent, as amended as of June 1, 2001, as amended from time to time.

          "Series A Designation" means the Restated Certificate of Designations
           --------------------
of the Powers, Preferences and Relative, Participating or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series A Preferred Stock.

          "Series A Preferred Stock" means the Series A Convertible Preferred
           ------------------------
Stock, par value $.01 per share, of the Corporation.

          "Series B Certificates of Designation" means, collectively, this
           ------------------------------------
Certificate of Designation and the certificates of designation with respect to each other series of the Series B Preferred Stock.

          "Series B Preferred Stock" means, collectively, the Series B-2
           ------------------------
Preferred Stock created hereby and each other series of preferred stock, par value $.01 per share, of the Corporation designated by the Board of Directors

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as "Series B-__ Cumulative Convertible Preferred Stock" which is issued pursuant to the Investment Agreement and the certificate of designation for each such series of preferred stock.

          "Special Amount" with respect to a share of Series B-2 Preferred Stock
           --------------
means an amount equal to all dividends and other amounts which have become payable in respect of such share under Section 4(a) but which have not been paid. The Special Amount with respect to any such share shall be reduced by the amount of any such dividends and other amounts actually paid in respect of such share under Section 4(c).

          "Warrants" means the common stock purchase warrants issued by the
           --------
Corporation pursuant to the Investment Agreement.

     3.   Rank. The Series B-2 Preferred Stock shall, with respect to dividend
          ----
rights and rights on liquidation, dissolution and winding-up, rank (i) senior to the Common Stock and to each other class of Capital Stock of the Corporation or series of preferred stock of the Corporation established hereafter by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding-up of the Corporation, and senior to the Series A Preferred Stock with respect to dividend rights (collectively referred to, together with all classes of Common Stock of the Corporation and with the Series A Preferred Stock (solely in respect of dividend rights), as "Junior Securities"); (ii) on a parity with the Series A
                      -----------------
Preferred Stock (solely with respect to rights on liquidation, dissolution and winding-up of the Corporation), each other series of Series B Preferred Stock and each class of Capital Stock of the Corporation or series of preferred stock of the Corporation established hereafter by the Board of Directors in accordance with Section 9(d), the terms of which expressly provide that such class or series shall rank on a parity with the Series B Preferred Stock as to dividend rights or rights on liquidation, dissolution and winding-up (collectively referred to as "Parity Securities"); and (iii) junior to each class of Capital
                -----------------
Stock of the Corporation or series of preferred stock of the Corporation established hereafter by the Board of Directors in accordance with Section 9(d), the terms of which expressly provide that such class or series shall rank senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding-up of the Corporation (collectively referred to as "Senior Securities").
 ------------------

     4.   Dividends.
          ---------

          (a) The holders of shares of Series B-2 Preferred Stock shall be entitled to receive with respect to each share of Series B-2 Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rate of 8% per annum

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of the sum of the Original Purchase Price plus any Special Amount with respect to such share (the "Preferred Dividend"). Preferred Dividends on a share of
                    ------------------
Series B-2 Preferred Stock shall accrue and shall be cumulative whether or not declared from the date of issue of such share of Series B-2 Preferred Stock and shall be payable quarterly in arrears on April 15, July 15, October 15 and January 15 of each year (unless such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day) (each such date being a "Dividend Payment Date" and each such quarterly period being a
              ---------------------
"Dividend Period"), commencing on the Dividend Payment Date for the Dividend
 ---------------
Period ending on December 31, 2001. Each such dividend shall be payable to the holders of record of shares of the Series B-2 Preferred Stock as they appear on the stock register of the Corporation at the close of business on the corresponding Record Date. As used herein, the term "Record Date" means, with
                                                     -----------
respect to the dividend payable on April 15, July 15, October 15 and January 15, respectively, of each year, the preceding March 31, June 30, September 30 and December 31, or such other date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed as the record date by the Board of Directors. Notwithstanding the foregoing provisions of this Section 4(a), so long as any shares of Series B-2 Preferred Stock and any shares of any other series of Series B Preferred Stock are outstanding, no dividends shall be declared or paid or set aside for payment upon any shares of any series of Series B Preferred Stock for any current Dividend Period pursuant to Section 4(a) of the Series B Certificates of Designation unless such dividends are (i) declared and paid in full, or declared and a sum sufficient for such payment is set aside for payment in full, of all such dividends on all series of Series B Preferred Stock, or (ii) declared and paid ratably, or declared and a sum sufficient for such payment is set aside for payment ratably, on all series of Series B Preferred Stock in proportion to the respective amounts of dividends accumulated and unpaid with respect to all series of Series B Preferred Stock for such current Dividend Period.

          (b) The amount of Preferred Dividends payable on the initial Dividend Payment Date, or in respect of any period shorter or longer than a full Dividend Period, on the Series B-2 Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. No interest, or sum or money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B-2 Preferred Stock that may be in arrears.

          (c) Accrued Special Amounts for any past Dividend Periods may be declared and paid on any subsequent Dividend Payment Date to holders of record on the corresponding Record Date.

          (d) In the sole discretion of the Corporation, any Preferred Dividend may be paid (i) in cash, (ii) in shares of Series B-2 Preferred Stock or (iii) in a combination of cash and shares of Series B-2 Preferred Stock. Each share of Series B-2 Preferred Stock issued in payment of a Preferred Dividend

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shall be valued at, solely for purposes of determining the number of shares of
Series B-2 Preferred Stock to be issued as a dividend, the Original Purchase Price and shall, upon issuance, be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights. If any such Preferred Dividend would result in a fractional share of Series B-2 Preferred Stock, the Corporation, in its sole discretion, may either pay such fractional share or round such fractional share up to the nearest whole share of Series B-2 Preferred Stock. Payment of a Preferred Dividend in shares of Series B-2 Preferred Stock shall be made by delivering certificates evidencing such shares to the holders of the Series B-2 Preferred Stock in such denominations as each such holder may request at such holder's address as it shall appear on the stock register of the Corporation.

          (e) So long as any shares of Series B-2 Preferred Stock are outstanding, no dividend, except as described in the last sentence of Section 4(f) and except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Parity Securities) by the Corporation (except by conversion into or exchange for Parity Securities or Junior Securities), unless in each case all Special Amounts have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B-2 Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on, or the date of redemption, purchase, or acquisition for consideration of, such Parity Securities. When Special Amounts are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all Special Amounts and additional amounts declared upon shares of the Series B-2 Preferred Stock and all dividends and additional amounts declared upon any other Parity Securities shall be declared ratably in proportion to the respective amounts of Special Amounts and additional amounts accumulated and unpaid on the Series B-2 Preferred Stock and dividends and additional amounts accumulated and unpaid on such Parity Securities.

          (f) So long as any shares of the Series B-2 Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (any such dividend, distribution, redemption, purchase or acquisition being hereinafter referred to as a "Junior Securities Distribution") for any
                              ------------------------------
consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) all Special Amounts and additional amounts on all outstanding shares of the Series B-2 Preferred Stock and accrued and unpaid dividends

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and additional amounts on any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B-2 Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B-2 Preferred Stock and the current dividend period with respect to such Parity Securities. Notwithstanding anything in this Certificate of Designation to the contrary, the Corporation may declare and pay dividends on Parity Securities which are payable solely in additional shares of, or by the increase in the liquidation value of, Parity Securities or on Junior Securities which are payable in additional shares of, or by the increase in the liquidation value of, Junior Securities, as applicable, or redeem, purchase or otherwise acquire Junior Securities in exchange for Junior Securities, and Parity Securities in exchange for Parity Securities or Junior Securities.

          (g) So long as any shares of Series B-2 Preferred Stock are outstanding, if the Corporation pays a dividend in cash or other property on the Common Stock, other than a dividend in shares of Capital Stock, then at the same time the Corporation shall declare and pay a dividend on each share of Series B-2 Preferred Stock in an amount equal to the dividend which would otherwise have been declared and paid with respect to the Common Stock issuable upon conversion of Series B-2 Preferred Stock if all of the outstanding Series B-2 Preferred Stock had been converted immediately prior to the record date for such dividend, or, if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividend are to be determined.

     5.   Liquidation Preference.
          ----------------------

          (a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of shares of Series B-2 Preferred Stock shall be entitled to receive an amount in cash equal to the greater of (x) the aggregate Liquidation Preferences of the shares of Series B-2 Preferred Stock as of the date of liquidation, or (y) the aggregate amount that would have been received with respect to the shares of Common Stock if the Series B-2 Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding-up. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the aforesaid amounts under clause (x) of the preceding sentence and liquidating payments on all Parity Securities, then such assets, or proceeds thereof, shall be distributed among the shares of Series B-2 Preferred Stock

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and all such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series B-2 Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full. Any amounts distributed with respect to the Series B-2 Preferred Stock pursuant to this Section 5(a) shall be allocated pro rata among the shares of Series B-2 Preferred Stock. For the purposes of Section 5, neither the sale, conveyance, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

          (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of Series B-2 Preferred Stock, as provided in Section 5(a), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B-2 Preferred Stock and any Parity Securities (other than the Series A Preferred Stock, to the extent provided in the Series A Designation) shall not be entitled to share therein.

     6.   Redemption.
          ----------

          (a) Other than redemption of outstanding shares of capital stock of the Corporation pursuant to Section 4.4 of the Certificate of Incorporation, no shares of Series B-2 Preferred Stock shall be redeemable by the Corporation prior to the fifth anniversary of the Issue Date. On and after the fifth anniversary of the Issue Date, to the extent the Corporation shall have funds legally available for such payment, and subject to the rights of the holders pursuant to Section 8, the Corporation may redeem at its option shares of Series B-2 Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share in cash equal to the Liquidation Preference as of the date fixed for redemption, without interest.

          (b) On the tenth anniversary of the Issue Date, the Corporation shall redeem all outstanding shares of Series B-2 Preferred Stock, if any, at a redemption price per share in cash equal to the Liquidation Preference as of the date fixed for redemption, without interest.

          (c) Shares of Series B-2 Preferred Stock which have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock of the Corporation; provided that no such issued and

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reacquired shares of Series B-2 Preferred Stock shall be reissued or sold as
Series B Preferred Stock.

          d) If the Corporation is unable or shall fail to discharge its obligation to redeem outstanding shares of Series B-2 Preferred Stock pursuant to Section 6(b) (the "Scheduled Redemption Obligation"), the Scheduled
                      -------------------------------
Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Scheduled Redemption Obligation. If and so long as any Scheduled Redemption Obligation with respect to any shares of outstanding Series B-2 Preferred Stock shall not be fully discharged, the Corporation shall not (i) redeem, purchase or otherwise acquire any Parity Securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities or (ii) declare or make any Junior Securities Distribution or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

     7.   Procedure for Redemption.
          ------------------------

          (a) In the event that fewer than all the outstanding shares of Series B-2 Preferred Stock eligible to be redeemed are to be redeemed, in the case of
Section 6(a), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded up to the nearest whole share).

          (b) In the event the Corporation shall redeem shares of Series B-2 Preferred Stock pursuant to Section 6(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as such address appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series B-2 Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give such notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the date fixed for redemption; (ii) the number of shares of Series B-2 Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the date fixed for redemption.

          (c) Notice having been mailed as aforesaid, if applicable, from and after the date fixed for redemption, dividends on the shares of Series B-2 Preferred Stock so called for redemption shall cease to accrue, and all rights of

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the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and except the right to convert shares so called for redemption prior to the close of business on the last Business Day immediately preceding the date fixed for such redemption) shall cease. Upon surrender in accordance with such notice, if applicable, of the certificates representing any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     8.   Conversion.
          ----------

          (a) The following conversion rights of the Series B-2 Preferred Stock shall be subject in all respects to the provisions of this Section 8, including
Section 8(h). The holders of shares of Series B-2 Preferred Stock shall have the right, at any time in whole and from time to time in part, at such holders' option, to convert any or all outstanding shares (and fractional shares) of Series B-2 Preferred Stock held by such holders into fully paid and non-assessable shares of Common Stock. At any time and from time to time, each outstanding share of Series B-2 Preferred Stock shall be convertible into a number of shares of Common Stock equal to the Liquidation Preference of such share of Series B-2 Preferred as of the date of conversion divided by the Applicable Conversion Price for such share of Series B-2 Preferred Stock. Upon issuance as a Preferred Dividend pursuant to Section 4(d), each share of Series B-2 Preferred Stock so issued shall have the same Applicable Conversion Price as each then outstanding share of Series B-2 Preferred Stock. Notwithstanding any call for redemption pursuant to Section 6(a), the right to convert shares so called for redemption shall terminate at the close of business on the last Business Day immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

          (b) (i) In order to exercise the conversion right, the holder of the shares of Series B-2 Preferred Stock to be converted shall surrender the certificate representing such shares at the principal executive offices of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series B-2 Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

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               (ii)  As promptly as practicable after the surrender by the holder of the certificates for shares of Series B-2 Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, (x) a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 8, (y) any cash adjustment pursuant to Section 8(f), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series B-2 Preferred Stock not being so converted.

               (iii) Each conversion of shares of Series B-2 Preferred Stock pursuant to Section 8(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B-2 Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the Person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Common Stock in respect of the shares of Series B-2 Preferred Stock being converted as determined in accordance with this Section 8 at such time on such date. All shares of Common Stock delivered upon conversion of the Series B-2 Preferred Stock shall upon delivery be duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights. Upon the surrender of certificates representing the shares of Series B-2 Preferred Stock to be converted, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 8 and a certificate or certificates representing the shares of Series B-2 Preferred Stock not converted.

          (c)  (i)   Upon delivery to the Corporation by a holder of shares of
     Series B-2 Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series B-2 Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

               (ii) If a holder of Series B-2 Preferred Stock delivers to the Corporation a certificate therefor and a notice of election to convert, the Series B-2 Preferred Stock to be converted shall cease to accrue dividends pursuant to Section 4 but shall continue to be entitled to receive pro rata dividends for the period from the last Dividend Payment

     Date to the date of delivery of the notice of election to convert in preference to and in priority over any dividends on any Junior Securities.

               (iii) Except as provided above and in Section 8(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series B-2 Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends theretofore paid on the shares of Common Stock.

          (d)  (i)   The Corporation covenants that it shall at all times
     reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series B-2 Preferred Stock.

               (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series B-2 Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

          (e) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series B-2 Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B-2 Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (f) No fractional shares of Common Stock shall be issued upon the conversion of the Series B-2 Preferred Stock. If the conversion of any shares of Series B-2 Preferred Stock would result in a fractional share of Common Stock, the Corporation, in its sole discretion, may (i) round such fractional share up to the nearest whole share of Common Stock, or (ii) in lieu thereof pay a cash adjustment in respect of such fractional share in an amount equal to such fractional share multiplied by the Market Price per share of Common Stock on the Business Day next preceding the date on which such shares of Series B-2 Preferred Stock are deemed to have been converted.

          (g) In order to prevent dilution of the conversion rights granted under this Section 8, the Applicable Conversion Price shall be subject to adjustment from time to time pursuant to this Section 8(g). In the event that any adjustment of the Applicable Conversion Price as required herein results in a fraction of a cent, such Applicable Conversion Price shall be rounded up to the nearest cent.

               (i)  Adjustment of Applicable Conversion Price and Number of
                    -------------------------------------------------------
     Shares Upon Issuance of Common Stock. Except as otherwise provided in
     ------------------------------------
     Sections 8(g)(iii), 8(g)(iv) and 8(g)(v), if and whenever on or after the Issue Date the Corporation issues or sells, or in accordance with Section 8(g)(ii) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (calculated as set forth in Section 8(g)(ii)) less than the then Applicable Conversion Price in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive
                      -----------------
     Issuance, the Applicable Conversion Price shall be reduced to a price determined by multiplying the Applicable Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (A) the numerator of which is an amount equal to the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 8(g)(ii), received or receivable by the Corporation upon such Dilutive Issuance divided by the then Applicable Conversion Price in effect immediately prior to the Dilutive Issuance, and (B) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after the Dilutive Issuance.

               (ii) Effect on Applicable Conversion Price of Certain Events.
                    -------------------------------------------------------
     For purposes of determining the adjusted Applicable Conversion Price under
     Section 8(g)(i), the following provisions shall be applicable:

                    (A)  Issuance of Rights or Options.  If the Corporation in
                         -----------------------------
     any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase
       ----------------------
     Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon
      -------
     the exercise of such Options is less than the then Applicable Conversion Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options shall, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Applicable Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                    (B)  Issuance of Convertible Securities.  If the Corporation
                         ----------------------------------
     in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options for which an adjustment of the Applicable Conversion Price is made pursuant to Section 8(g)(ii)(A)) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the then Applicable Conversion Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Applicable Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Applicable Conversion Price had been or are to be made pursuant to other provisions of this Section 8(g), no further adjustment of the Applicable Conversion Price shall be made by reason of such issuance or sale.

                    (C)  Change in Option Price or Conversion Rate.  If there is
                         -----------------------------------------
     a change at any time in (i) the amount of additional consideration payable to the Corporation upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Applicable Conversion Price in effect at the time of such change shall be readjusted to the Applicable Conversion Price which would have been in effect at such time if such Options or Convertible Securities still outstanding had provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                    (D)  Treatment of Expired Options and Unexercised
                         --------------------------------------------
     Convertible Securities. If, in any case, the total number of shares of
     ----------------------
     Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Applicable Conversion Price then in effect shall be readjusted to the Applicable Conversion Price which would have been in effect at the time of such expiration or termination if such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), had never been issued.

                    (E)  Calculation of Consideration Received.  If any Common
                         -------------------------------------
     Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Section 8(g) shall be the amount received by the Corporation therefor before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Corporation in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Except as set forth below, the fair value of any consideration other than cash shall be determined in good faith by the mutual agreement of the Board of Directors and the holders of a majority of the outstanding Series B Preferred Stock. If the Board of Directors and the holders of a majority of the outstanding Series B Preferred Stock are unable to reach such agreement within a reasonable period, the fair value of such consideration shall be determined by an independent investment bank or a "Big Five" independent public accounting firm, in either case of nationally recognized standing in the valuation of businesses similar to the business of the Corporation, which shall be mutually acceptable to the Corporation and such holders. The determination of such investment bank or public accounting firm shall be final and binding upon the Corporation and the holders of the Series B Preferred Stock. Notwithstanding the foregoing, from and after the date on which the Initial Holder has ceased to have beneficial ownership of a majority of the outstanding Series B Preferred Stock, in lieu of obtaining the agreement by the holders of a majority of the outstanding Series B Preferred Stock to the fair value of any consideration other than cash as aforesaid, the Corporation may elect to have the fair value of such consideration determined by an independent investment bank or a "Big Five" independent public accounting firm, in either case of nationally recognized standing in the valuation of businesses similar to the business of the Corporation. The determination of such investment bank or public accounting firm shall be final and binding upon the Corporation and the holders of the Series B Preferred Stock.

                    (F)  Exceptions to Adjustment of Applicable Conversion
                         -------------------------------------------------
     Price. No adjustment to the Applicable Conversion Price shall be made (i)
     -----
     upon the issuance, sale, grant, conversion or exercise of any Options or Convertible Securities issued and outstanding, or committed to be issued, as of the Issue Date, or issuable pursuant to the Investment Agreement (including, without limitation, the Warrants, the Series A Preferred Stock, the Series B Preferred Stock, the Convertible Notes and any Options or Convertible Securities issued and outstanding, or committed to be issued, as of the Issue Date under the Benefit Plans or otherwise); (ii) upon the issuance, sale, grant, conversion or exercise of any Capital Stock, Options or Convertible Securities which may be issued or granted after the Issue Date under any stock option, stock incentive or other employee benefit plan of the Corporation or any subsidiary thereof in effect as of the Issue Date (including, without limitation, the Benefit Plans) or which becomes effective after the Issue Date, so long as such stock option, stock incentive or other employee benefit plan is approved by the Board of Directors (including the director designees, if any, of the holders of the Series B Preferred Stock); (iii) upon the issuance, sale or exercise of the Warrants; (iv) upon the issuance, sale, conversion or redemption of shares of Series B Preferred Stock in accordance with the Series B Certificates of Designation; or (v) upon any dividend or distribution on the Series B Preferred Stock in accordance with the Series B Certificates of Designation.

               (iii) Distribution of Assets. If the Corporation shall declare or
                     ----------------------
     make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of such distribution, the holders of the Series B-2 Preferred Stock shall be entitled to receive the amount of such assets which, if the Series B-2 Preferred Stock had been converted into shares of Common Stock immediately prior to such time, would have been payable to the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution. Notwithstanding anything in this Certificate of Designation, no adjustment in the Applicable Conversion Price shall be made under
     Section 8(g)(ii) to the extent the holders of Series B-2 Preferred Stock participate in any such distribution of assets in accordance with this
     Section 8(g)(iii) and Section 4(g).

               (iv)  Subdivision or Combination of Common Stock. If the
                     ------------------------------------------
     Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Corporation at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               (v)   Consolidation, Merger or Sale. In case of any consolidation
                     -----------------------------
     of the Corporation with, or merger of the Corporation into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then as a condition of such consolidation, merger, sale or conveyance, adequate provision shall be made whereby each holder of the Series B-2 Preferred Stock shall have the right to acquire and receive upon conversion of such Series B-2 Preferred Stock in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable upon the conversion of such Series B-2 Preferred Stock, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of such Series B-2 Preferred Stock if such consolidation, merger, sale or conveyance had not taken place.

               (vi)  Notice of Adjustment. Within 20 Business Days after the
                     --------------------
     occurrence of any event which requires any adjustment of the Applicable Conversion Price, the Corporation shall give written notice thereof to the holders of Series B-2 Preferred Stock. Such notice shall state the Applicable Conversion Price resulting from such adjustment and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Corporation.

               (vii) Minimum Adjustment of Applicable Conversion Price. No
                     -------------------------------------------------
     adjustment of the Applicable Conversion Price shall be made in an amount of less than 1% of the Applicable Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Applicable Conversion Price.

          (h) Notwithstanding Section 8(a) and any other provision of this Certificate of Designation, the Series B-2 Preferred Stock shall be convertible by any holder thereof into shares of Common Stock pursuant to Section 8 from time to time, and such holder shall be entitled to exercise such conversion right, only to the extent that such convertibility or the exercise of such conversion right would not result in a Change of Control Event, as determined by the Board of Directors in good faith in accordance with the Investment Agreement. The operation of the preceding sentence shall not limit any adjustment of the Applicable Conversion Price pursuant to Section 8(g).

     9.   Voting Rights.
          -------------

          (a) The holders of record of shares of Series B-2 Preferred Stock shall be entitled to vote on an as-converted basis (calculated in accordance with Section 8(a) as of the close of trading on the record date for such vote and subject to the following sentence) with the holders of the Common Stock and each other series of Series B Preferred Stock as a single class on all matters presented to the holders of the Common Stock for vote, except in each case (i) as hereinafter provided in Section 9, (ii) as otherwise and to the extent provided by law, or (iii) as otherwise and to the extent provided by the Nasdaq Marketplace Rules or the rules, regulations and interpretations of any securities exchange on which the Common Stock is traded, as determined by the Board of Directors in good faith. Any holder of record of shares of Series B-2 Preferred Stock shall be entitled to vote on an as-converted basis as provided in this Certificate of Designation only to the extent that the exercise of such as-converted voting rights by such holder would not result in a Change of Control Event, as determined by the Board of Directors in good faith in accordance with the Investment Agreement. So long as the provisions of Section 9(b) or 9(c) of the Series B Certificates of Designation entitle any holder of the Series B Preferred Stock to designate for nomination a director or directors of the Corporation, the holders of the Series B Preferred Stock shall have the exclusive right, voting together as a single class either at a meeting of stockholders or by written consent, to vote with respect to such designee or designees to the Board of Directors.

          (b) Effective as of the Initial Issue Date, any holder of record of at least 50,000 shares of Series B Preferred Stock shall be entitled to designate for nomination for election, and the holders of the Series B Preferred Stock, voting together as a single class, shall be entitled to elect, one director to the Board of Directors in accordance with Section 9 of the Series B Certificates of Designation. Effective as of the Initial Issue Date, any holder of record of at least 100,000 shares of Series B Preferred Stock shall be entitled to designate for nomination for election, and the holders of the Series B Preferred Stock, voting together as a single class, shall be entitled to elect, two directors to the Board of Directors in accordance with Section 9 of the Series B Certificates of Designation. At such time as any holder of Series B Preferred Stock owns of record at least 50,000 shares or 100,000 shares of Series B Preferred Stock and such holder of record notifies the Corporation in writing that it wishes to designate for nomination for election one or two directors, as applicable, the Board of Directors shall cause the total number of directors then constituting the whole Board of Directors to be increased by one director or two directors, as the case may be. Notwithstanding the preceding sentence, for so long as a holder of Series B Preferred Stock that is otherwise entitled to nominate a director pursuant to Section 9(b) of the Series B Certificates of Designation has an Affiliate who is serving on the Board of Directors and who has not been designated pursuant to Section 9 of the Series B Certificates of Designation, such holder shall not be entitled to designate for nomination, nor shall the holders of the Series B Preferred Stock, voting together as a single class, be entitled to elect, an additional director or directors to the Board of Directors. Notwithstanding anything in Section 9(b) of the Series B Certificates of Designation to the contrary, (i) effective as of the date on which a holder's record ownership of the Series B Preferred Stock shall be reduced to a number of outstanding shares (calculated without giving effect to any Preferred Dividends paid to such holder in shares of Series B Preferred Stock pursuant to Section 4(d) of the Series B Certificates of Designation) which is less than 100,000 shares but at least 50,000 shares, such holder shall be entitled to designate for nomination only one director for election to the Board of Directors, and the holders of the outstanding shares of Series B Preferred Stock shall have the exclusive right to vote, together as a single class, for the election of only one director to the Board of Directors, and the directorship of the latter of the two directors shall immediately terminate, and (ii) effective as of the date on which a holder's record ownership of the Series B Preferred Stock is reduced to less than 50,000 outstanding shares (calculated without giving effect to any Preferred Dividends paid to such holder in shares of Series B Preferred Stock pursuant to Section 4(d) of the Series B Certificates of Designation), the entitlement of such holder to designate for nomination one director for election to the Board of Directors, and the exclusive right of the holders of the outstanding shares of Series B Preferred Stock to vote, together as a single class, for the election of a director to the Board of Directors shall cease, and such directorship shall immediately terminate. Directors elected by the holders of the Series B Preferred Stock shall not serve a classified term with the directors elected by the holders of Common Stock together with the holders of any other class or series of capital stock entitled to vote thereon. In no event shall the holders of Series B Preferred Stock be entitled to elect more than two directors to the Board of Directors pursuant to Section 9(b) of the Series B Certificates of Designation. If more than two holders of Series B Preferred Stock would, but for the provisions of Section 9(b) of the Series B Certificates of Designation, be entitled to nominate for election more than two directors to the Board of Directors pursuant to Section 9(b) of the Series B Certificates of Designation, such holders shall mutually agree on the nomination for election of two such directors.

          (c) Any director elected by the holders of Series B Preferred Stock who serves as a member of the Board of Directors may be removed without cause only by the holders of a majority of the outstanding shares of Series B Preferred Stock. If a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any director elected by the holders of the Series B Preferred Stock, the holder of the Series B Preferred Stock who designated for nomination for election such director shall be entitled to designate for nomination for election, and the holders of the Series B Preferred Stock, voting together as a single class, may elect a replacement director to the Board of Directors.

          (d) Without the written consent of holders of a majority of the outstanding shares of Series B-2 Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series B-2 Preferred Stock at a meeting of the holders of Series B-2 Preferred Stock called for such purpose, the Corporation shall not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation so as to affect adversely the preferences, rights or powers of the Series B-2 Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the liquidation preference of the Series B-2 Preferred Stock shall require the written consent of holders of two-thirds of the outstanding shares of Series B-2 Preferred Stock or the affirmative vote of holders of two-thirds of the outstanding shares of Series B-2 Preferred Stock at a meeting of the holders of Series B-2 Preferred Stock called for such purpose. Without the written consent of holders of a majority of the outstanding shares of Series B
Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of the holders of Series B Preferred Stock called for such purpose, the Corporation shall not authorize the issuance of or issue any Parity Securities (other than any series of Series B Preferred Stock as contemplated hereby or in the Investment Agreement) or Senior Securities.

          (e) In any transaction in which the Series B Preferred Stock shall remain outstanding or be converted into capital stock of an entity other than the Corporation, the Corporation may, without the consent of the holders of the Series B Preferred Stock, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any Person, provided that the successor, transferee or lessee (if not the Corporation) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Series B Preferred Stock shall be converted into or exchanged for and shall become shares of, or interests in, such successor, transferee or lessee, having in respect of such successor, transferee or lessee substantially the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, that the Series B Preferred Stock has immediately prior to such transaction. In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Corporation that is permitted pursuant to this Section 9(e), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation with respect to the Series B Preferred Stock (or the shares or interests into, or for which, the Series B Preferred Stock is converted or exchanged), and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series B Preferred Stock. Any consent required pursuant to this Section 9(e) shall be given by written consent of holders of a majority of the outstanding shares of Series B Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of the holders of Series B Preferred Stock called for such purpose.

          (f)  In exercising the voting rights set forth in this Section
9, each share of Series B-2 Preferred Stock shall have one vote per share except as otherwise expressly provided for herein. Except as otherwise required by applicable law or as set forth herein, the shares of Series B-2 Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders of the Series B-2 Preferred Stock shall not be required for the taking of any corporate action.

     10.  Headings. The headings of the sections, paragraphs, subparagraphs,
          --------
clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

          IN WITNESS WHEREOF, said ITC/\DeltaCom, Inc. has caused this Certificate of Designation to be signed by J. Thomas Mullis, its duly authorized Senior Vice President-Legal and Regulatory, this 5th day of September 2001.

                                     ITC/\DELTACOM, INC.



                                     By:   /s/ J. Thomas Mullis
                                           -----------------------------------
                                           Name:  J. Thomas Mullis
                                           Title: Senior Vice President-Legal
                                                    and Regulatory

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